Exhibit 99.1

Cliffs Natural Resources Inc. Announces Outlook for

Recently Acquired Consolidated Thompson Operations and Update

for North American Coal Business Segment

CLEVELAND – June 2, 2011 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today 2011 and 2012 outlooks for its Bloom Lake Mine, an iron ore operation acquired as part of its recent acquisition of Consolidated Thompson Iron Mines Limited. Cliffs also announced an update for its North American Coal business segment.

Outlook for Bloom Lake Operations (metric tons)

As previously disclosed, Cliffs completed its acquisition of Consolidated Thompson on May 12, 2011. The production ramp-up at Bloom Lake Mine is progressing as planned and the operation is anticipated to reach an 8 million ton annualized production rate by the end of 2011. For the approximately seven and a half months Cliffs will own Consolidated Thompson during 2011, the Company anticipates selling approximately 4.8 million tons of Bloom Lake iron ore concentrate.

Revenue per ton of Bloom Lake iron ore concentrate for 2011 is expected to be $170 - $175 (F.O.B. Eastern Canada), based on the assumption that the April 15, 2011 Platts iron ore spot price of $181 per ton (C.I.F. China) is maintained through the end of 2011. Cost of goods sold, excluding approximately $10 - $15 per ton of non-cash inventory valuation “step-up” costs, are expected to be $60 - $65 per ton. This is comprised of cash costs per ton of $50 - $55 and depreciation, depletion and amortization of approximately $10 per ton.

Capital expenditures related to the Bloom Lake operation for the remainder of 2011 are expected to be approximately $300 million. This amount includes capital earmarked for Bloom Lake’s capacity expansion to 16 million tons.

For the full year 2012, Cliffs said it anticipates Bloom Lake iron ore concentrate sales and production volume to be approximately 8 million tons, with a revenue rate of approximately $170 - $175 per ton, based on current iron ore spot prices. With the additional volume expected and resulting fixed cost leverage, Bloom Lake’s 2012 cash costs per ton are anticipated to decline to $45 - $50.

CLIFFS NATURAL RESOURCES INC.    —    200 PUBLIC SQUARE    —    SUITE 3300    —    CLEVELAND, OH 44114-2544

In addition, Cliffs anticipates 2012 capital expenditures related to Bloom Lake to be approximately $350 million, including sustainable and expansion capital.

Update for North American Coal Business Segment (Short tons)

As the result of previously disclosed severe weather damage to the preparation plant and overland conveyor system at the Company’s Oak Grove Mine in Alabama, Cliffs anticipates the operation to produce salable coal during the latter part of the fourth quarter of 2011. At this time, underground operations are fully functional and the Company is stockpiling raw coal in anticipation of completing the repair and refurbishment work at the preparation plant over the next five to seven months. Cliffs expects to receive insurance settlement proceeds related to the severe weather, which is expected to cover capital needed in relation to the preparation plant.

Cliffs also indicated that sporadically over the last two weeks higher than ambient levels of carbon monoxide have been detected in a section of its Pinnacle Mine in West Virginia. As a result, underground operations at the mine have stopped and Cliffs has begun working, in collaboration with the Mine Safety and Health Administration (MSHA), on the execution of a remediation plan. Additionally, force majeure notices have been issued to the affected customers. The remediation plan includes the intentional flooding of the mine section where elevated gas levels were detected. While there is not absolute certainty the remediation plan will lower reading levels to a point that allows production to resume, it is anticipated that the planned actions will produce the desired results and, based on the current remediation plan, Cliffs expects to return to underground production at Pinnacle Mine on or about July 1, 2011.

Prior to the recent events at the Pinnacle and Oak Grove mines, Cliffs anticipated its North American Coal business would sell 6.5 million tons of coal in 2011. The Company is reducing this outlook to approximately 5.1 million tons. Revenue per ton in this business segment is anticipated to be $125 - $130, with cost of goods sold of approximately $110 - $115, comprised of $90 - $95 cash costs per ton and depreciation, depletion and amortization costs of $20 per ton.

About Cliffs Natural Resources Inc.

Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, the Company is a major global iron ore producer and a significant producer of high- and low-volatile metallurgical coal. Cliffs’ strategy is to continually achieve greater scale and diversification in the mining industry through a focus on serving the world’s largest and fastest growing steel markets. Driven by the core values of social, environmental and capital stewardship, Cliffs associates across the globe endeavor to provide all stakeholders operating and financial transparency.

CLIFFS NATURAL RESOURCES INC.    —    200 PUBLIC SQUARE    —    SUITE 3300    —    CLEVELAND, OH 44114-2544

The Company is organized through a global commercial group responsible for sales and delivery of Cliffs products and a global operations group responsible for the production of the minerals the Company markets. Cliffs operates iron ore and coal mines in North America and two iron ore mining complexes in Western Australia. The Company also has a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. In addition, Cliffs has a major chromite project, in the pre-feasibility stage of development, located in Ontario, Canada.

News releases and other information on the Company are available on the Internet at: http://www.cliffsnaturalresources.com

‘Safe Harbor’ Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as ‘forward-looking’ within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties including, that the integration of Consolidated Thompson proceeds without proving to be more difficult, time consuming or costly than expected; that production increases at Bloom Lake as currently expected and that revenues and costs of production are consistent with current expectations.

Actual results may differ materially from such statements for a variety of reasons, including: the uncertainty or weakness in global economic and/or market conditions, including any related impact on prices; trends affecting our financial condition, results of operations or future prospects; Cliffs’ ability to achieve the synergies and the strategic and other objectives related to the acquisition of Consolidated Thompson; the outcome of any contractual disputes with our customers or significant suppliers of energy, materials or services; our ability to successfully complete the repair and refurbishment work at the Oak Grove Mine in the expected time frame; the amount, and timing of, any insurance recovery proceeds with respect to the Oak Grove Mine; our ability to successfully remediate carbon monoxide levels at the Pinnacle Mine; the outcome of any arbitration or litigation; changes in the sales volumes or mix; the impact of price-adjustment factors on our sales contracts; availability of capital equipment and component parts; the failure of plant, equipment or processes to operate as anticipated; the ability of our customers to meet their obligations to us on a timely basis or at all; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the business of the acquired companies not being integrated successfully or such integration proving more difficult, time consuming or costly than expected, including the integration of Consolidated Thompson; our ability to obtain any permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity; the ability to achieve planned production rates or levels; our actual economic ore reserves; reductions in current resource estimates; impacts of increasing governmental regulation including failure to receive or maintain required environmental permits; the ability to maintain adequate liquidity and successfully implement our financing plans; and problems or uncertainties with productivity, third party contractors, labor disputes, weather conditions, natural disasters, tons mined, changes in cost factors, the supply or price of energy, transportation, mine closure obligations and employee benefit costs and other risks of the mining industry.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report and Reports on Form 10-K, Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs Natural Resources’ website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events. Except as may be required by applicable securities laws, we do not undertake any obligation to revise or update any forward-looking statements contained in this press release.

CLIFFS NATURAL RESOURCES INC.    —    200 PUBLIC SQUARE    —    SUITE 3300    —    CLEVELAND, OH 44114-2544

SOURCE: Cliffs Natural Resources Inc.

GLOBAL COMMUNICATIONS AND INVESTOR RELATIONS CONTACTS:

Steve Baisden

Vice President, Investor Relations and Communications

(216) 694-5280

Jessica Moran

Manager, Investor Relations

(216) 694-6532

Patricia Persico

Sr. Manager, Media Relations and Marketing Communications

(216) 694-5316

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CLIFFS NATURAL RESOURCES INC.    —    200 PUBLIC SQUARE    —    SUITE 3300    —    CLEVELAND, OH 44114-2544